November 18, 2009	Michele D. Vaillancourt Direct dial: (612) 604-6681 Direct fax: (612) 604-6881 mvaillancourt@winthrop.com

EXHIBIT 5.1

Image Sensing Systems, Inc.

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, MN 55104

Re:	Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined Amendment No. 1 to the Registration Statement on Form S-3, which was originally filed by Image Sensing Systems, Inc., a Minnesota corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 2, 2009 (collectively, the “Registration Statment”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of up to $15,000,000 aggregate initial offering price of shares of the Company’s common stock, $0.01 per share par value (the “Common Stock”).

In connection herewith, we have examined the Company’s Articles of Incorporation and Bylaws and any amendment or restatement thereof and the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquires, that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed the genuineness of all signatures; the authenticity of original documents and the conformity to the originals of all documents submitted to us as copies; the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; the legal competence and capacity of natural persons; that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; that a prospectus supplement or supplements will have been filed with the Commission describing the shares of Common Stock offered thereby; that all shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; that a definitive underwriting, purchase or similar agreement with respect to any shares of Common Stock offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and, with respect to any shares of Common Stock offered, that there will be a sufficient number of shares of Common Stock authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance.

Image Sensing Systems, Inc.

November 18, 2009

Based on such examination, we are of the opinion that:

1.         Based solely on a recently dated good standing certificate from the Secretary of State of the State of Minnesota, the Company is validly existing and in good standing under the laws of the State of Minnesota.

2.         The shares of Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable, assuming:

(a)       the Board of Directors of the Company or a duly constituted and acting committee of such Board (the Board of Directors or such committee being referred to herein as the “Board”) has taken all necessary corporate action to authorize and approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and

(b)       certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)       limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)       rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)       general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Image Sensing Systems, Inc.

November 18, 2009

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.

Very truly yours,

Winthrop & Weinstine, P.A.

By:	/s/ Michele D. Vaillancourt
Michele D. Vaillancourt A Shareholder